QUITCLAIM ESCROW AGREEMENT

THIS AGREEMENT dated as of the 8th day of July, 2009.

AMONG:

2131059 ONTARIO LIMITED

(collectively called the "**Debtor**")

and

TRISAN EQUITABLE CORPORATION

(the "**Lender**")

and

FOGLER, RUBINOFF LLP

(the "**Agent**")

WHEREAS pursuant to Minutes of Settlement dated July 2, 2009 (the "**Settlement Agreement**") entered into among the Lender, the Debtor and the Haditaghi Parties (as defined in the Settlement Agreement), the Debtor agreed to guarantee the Debt of the Haditaghi Parties pursuant to the Settlement Agreement by way of a non-recourse guarantee secured by a fourth-ranking Charge/Mortgage of Land against those properties located in the City of Barrie and legally described by PIN Nos. 58091-0288 and 58091-1689 (collectively called the "**Property**"), in the principal face amount of $950,000.00 (the "**Charge**");

AND WHEREAS the Debtor agreed to execute and deliver a Transfer/Deed of Land relating to the Property in favour of Trisan in the form set out in Schedule "A hereto (the "**Quitclaim**") which Quitclaim shall be held by and released (and registered, if applicable) by the Agent pursuant to the Settlement Agreement;

AND WHEREAS according to the Settlement Agreement, immediately upon the registration of the Quitclaim in favour of Trisan (or as it may other direct the Agent), the full amount of the Debt shall be satisfied, thus relieving the Debtor and the Haditaghi Parties of any further obligations under the Settlement Agreement and the Debtor shall then no longer have any rights or entitlements with respect to the Property including any proceeds or rents derived therefrom;

AND WHEREAS in order to secure the obligations of the parties to this Agreement with respect to the manner in which the Quitclaim will be held in escrow and the circumstances under which the Quitclaim may be registered by the Agent, the parties hereto have agreed to enter into this Agreement for the purpose of setting forth their rights and obligations with respect to the Quitclaim;

NOW THEREFORE in consideration of the foregoing and of the covenants contained in the Settlement Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledge), the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS & INTERPRETATION

1.1 Definitions

The terms defined in this Section 1.1 shall have, for all purposes of this Agreement, the following meanings, unless the context expressly or by necessary implication otherwise requires:

(a) "**Agreement**" means this escrow agreement and the use of the works "hereto", "hereof", "hereunder" or similar expressions as used with reference to this Agreement mean or refer to this Agreement and all schedules and appendices attached;

(b) "**Business Day**" means a day other than a Saturday, Sunday, statutory, civic or bank holiday in the City of Toronto;

1.2 Capitalized Terms

All capitalized words not defined herein shall have the meaning ascribed to them in the Settlement Agreement.

1.3 Headings

The division of this Agreement into separate Articles, Sections and Schedules and the insertion of headings are for convenience or reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise provided, references to paragraphs, sections, subsections and parts are those to this Agreement.

1.4 Currency

All references to currency herein are references to lawful money of Canada.

1.5 Extended Meanings

Grammatical variations of any terms defined in this Agreement have similar meanings to such defined terms; words imparting number include the singular and the plural; words imparting gender include the feminine neuter and masculine genders.

1.6 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

ARTICLE 2
APPOINTMENT OF AGENT

2.1 Appointment of Agent

The Debtor and Lender hereby appoint the Agent to act, and the Agent hereby agrees to act, as escrow agent in accordance with the terms and conditions of this Agreement.

2.2 Delivery and Acceptance

(a) The Debtor and Lender hereby confirm that the Quitclaim has been delivered to the Agent in registerable form, to be held by the Agent in accordance with the terms of this Agreement and the Settlement Agreement.

(b) The Agent hereby acknowledges receipt of and accepts delivery of the Quitclaim, subject to the terms and conditions of this Agreement and the Settlement Agreement.

ARTICLE 3
RELEASE OF QUITCLAIM

3.1 Release and Registration of Quitclaim

(a) The Agent shall be authorized to forthwith release and register the Quitclaim by virtue of this Agreement upon written notification by a duly authorized signing officer of the Lender confirming that it is enforcing its right to register the Quitclaim on title to the Property, pursuant to the terms and conditions contained in the Settlement Agreement.

(b) The Agent is hereby irrevocably authorized and directed to complete and/or amend the Quitclaim by inserting any missing information, dates, amounts and name and address for service of the Transferee necessary to effect registration of the Quitclaim.

3.2 Other Releases of Escrow

(a) Notwithstanding anything else contained herein, the Agent shall, at any time while it holds the Quitclaim, release the Quitclaim in accordance with the joint written instructions of the Debtor and the Lender.

(b) If the full amount of the Debt is paid to the Lender, the Agent shall immediately release to the Debtor the Quitclaim within 10 Business Days of receiving written authorization from the Debtor.

3.3 Agent Obligations

(i) The obligations of the Agent will be terminated automatically upon the release of the Quitclaim in accordance with Sections 3.1 and 3.2 herein.

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(i) the Agent shall not be responsible for the acts, omissions, defaults or errors made by it pursuant to the terms of this Agreement in good faith;

(ii) the Agent shall not be obligated to inquire into the authority of any person executing an instrument or notice, or the competence of any person to exercise any right pursuant to the terms of this Agreement. The Agent shall be entitled to exclusively rely on any document given to it by any party to this Agreement without further inquiry;

(iv) the Agent may resign its trust and be discharged from all further duties and liability hereunder by giving at least five (5) Business Days' prior written notice to the other parties hereto, provided, however, that such shorter period may be given as such parties shall accept as sufficient. In the case of the resignation of the Agent, its successor shall be at once appointed by the parties hereto. If the parties fail to appoint a successor within such period of time, the Agent shall be entitled to appoint its successor, provided successor is duly qualified to act as agent and is not one of the parties to this Agreement, and the Agent shall thereupon advise the other parties hereto of such appointment. Upon appointment, the newly appointed Agent shall be vested with the same power, rights, indemnities, duties and responsibilities as if he, she or it had been originally named as Agent, without any further assurance, act or instrument, and there shall be immediately executed all such instruments, if any, as the Agent considers necessary and advisable. No resignation of the Agent shall be effective until the Agent's successor is appointed (and such successor accepts the appointment) as hereinbefore provided.

ARTICLE 4
RELEASE OF AGENT

4.1 Terms of Release

The Debtor (the "Releasor"), which term includes its servants, agents, employees, officers, directors, shareholders, successors, assigns, partners, heirs, executors, and administrators, where applicable, in consideration of the payment to the Agent of the sum of Five Dollars ($5.00), and the deliver of this Agreement, the receipt and sufficiency of which is hereby irrevocably acknowledged, does hereby remise, release and forever discharge the Agent (the "Releasee") (which term includes its servants, agents, employees, successors, assigns, partners, heirs, executors, administrators and insurers, where applicable) of all claims, actions, demands, matters of action, causes of action, suits, debts, duties, accounts, bonds, warranties, indemnities, claims over, contracts and liabilities of whatever nature or kind which the Releasor had, now has or may hereafter have against the Releasee for or by reason of any cause, matter or thing whatsoever with respect to this Agreement and the release and/or registration of the Quitclaim pursuant to this Agreement, and all matters relating thereto and arising therefrom.

4.2 Independent Legal Advice

The Releasor hereby acknowledges, declares and agrees that it has obtained or has had adequate opportunity to obtain independent legal advice in connection with the terms and effect

of this Agreement, the Settlement Agreement and this Release and that it understands the terms of the foregoing and voluntarily accepts the consideration referred to above for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid, and that the Releasor has not been induced to enter into this Agreement, the Settlement Agreement or this Release by reason of any representation or warranty of any nature or kind whatsoever and that there is no condition, expressed or implied, or collateral agreement affecting the said settlement.

ARTICLE 5
GENERAL

5.1 Fees of the Agent

The Agent shall **not** be entitled to reimbursement of any expenses for carrying out its duties hereunder, including any costs incurred as a result of the Agent becoming involved in any litigation, arbitration or court proceeding in its capacity as escrow agent hereunder.

5.2 No Disqualification

The parties hereto acknowledge and agree that, notwithstanding that the Agent is acting as escrow agent hereunder, and may continue to act as counsel to the Lender.

5.3 Successors

No person, firm or corporation will be recognized by the Agent as a successor of any party hereto until there shall be presented to the Agent evidence satisfactory to it of such succession.

5.4 Business Day

If anything is to be done or held on a day which is not a Business Day, the same shall be done or held either on the next succeeding Business Day or as otherwise expressly provided in this Agreement.

5.5 Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision of this Agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared in valid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

5.6 Notice

Any notice, request, consent, acceptance, waiver or other document required or permitted to be given hereunder shall be in writing and shall be effective upon personal delivery or

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facsimile transmission and shall be deemed to have been made on the date or facsimile transmission:

(a) to the Debtor:

9000 Keele Street, Unit 4
Concord, ON L4K 0B3

Attention: Gary Cilevtiz, Secretary

(b) to the Lender:

345 Horner Avenue
Suite 100
Toronto, ON M8W 1Z6
Attention: Domenic Santaguida

(c) to the Agent:

Fogler, Rubinoff LLP
95 Wellington Street West, Suite 1200
The Toronto-Dominion Centre
Toronto, Ontario
M5J 2Z9
Attention: Lou Natale

5.7 Counterparts

This Agreement may be signed in counterparts and by facsimile and each of such counterparts shall constitute an original document of such counterparts, taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

2131059 ONTARIO LIMITED

Per: Michael Knarr
Title: President

Per: Gary Cilevtiz
Title: Secretary
I/We have authority to bind the Corporation.

TRISAN EQUITABLE CORPORATION

Per: Domenic Santaguida
Title: President
I have authority to bind the Corporation.

FOGLER, RUBINOFF LLP

Per: ______________________

Name: Lou Natale, as a partner of Fogler, Rubinoff LLP and not in any personal capacity

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Schedule 'A'

Properties

PIN 58091 - 0288 LT *Interest/Estate* Fee Simple

Description PCL 16-2 SEC 51INN12; PT S 1/2 OF LT 16 CON 12 INNISFIL PT 1 51R22937 , S/T EASE IN GROSS OVER PT 6 PL 51R34165 AS IN SC510541; BARRIE

Address BARRIE

PIN 58091 - 1689 LT *Interest/Estate* Fee Simple

Description PT S1/2 LT 16 CON 12 INNISFIL PT 1 51R22928 EXCEPT PT 4 51R32586; S/T EASE OVER PTS 1, 2 & 3 51R32586 AS IN SC212816, S/T EASE IN GROSS OVER PT 8 ON PL 51R34165 AS IN SC510541; BARRIE

Address BARRIE

Consideration

Consideration $ 950,000.00

Transferor(s)

The transferor(s) hereby transfers the land to the transferee(s).

Name 2131059 ONTARIO LIMITED
Acting as a company

Address for Service 9000 Keele Street
Unit 4
Concord, ON L4K 0B3

I, Michael Knarr, President, and Gary Cilevtiz, Secretary, have the authority to bind the corporation.

This document is not authorized under Power of Attorney by this party.

Transferee(s) — *Capacity* — *Share*

Name TRISAN EQUITABLE CORPORATION
Acting as a company

Address for Service 345 Horner Avenue
Suite 100
Toronto, ON M8W 1Z6

Calculated Taxes

Provincial Land Transfer Tax $12,725.00

Retail Sales Tax $0.00

LAND TRANSFER TAX STATEMENTS

In the matter of the conveyance of: 58091 - 0288 PCL 16-2 SEC 51INN12; PT S 1/2 OF LT 16 CON 12 INNISFIL PT 1 51R22937, S/T EASE IN GROSS OVER PT 6 PL 51R34165 AS IN SC510541; BARRIE

58091 - 1689 PT S1/2 LT 16 CON 12 INNISFIL PT 1 51R22928 EXCEPT PT 4 51R32586; S/T EASE OVER PTS 1, 2 & 3 51R32586 AS IN SC212816, S/T EASE IN GROSS OVER PT 8 ON PL 51R34165 AS IN SC510541; BARRIE

BY: 2131059 ONTARIO LIMITED

TO: TRISAN EQUITABLE CORPORATION %(all PINs)

1. I am

- [ ] (a) A person in trust for whom the land conveyed in the above-described conveyance is being conveyed;
- [ ] (b) A trustee named in the above-described conveyance to whom the land is being conveyed;
- [ ] (c) A transferee named in the above-described conveyance;
- [ ] (d) The authorized agent or solicitor acting in this transaction for ____ described in paragraph(s) (_) above.
- [ ] (e) The President, Vice-President, Manager, Secretary, Director, or Treasurer authorized to act for ____ described in paragraph(s) (_) above.
- [ ] (f) A transferee described in paragraph ( ) and am making these statements on my own behalf and on behalf of _____ who is my spouse described in paragraph (_) and as such, I have personal knowledge of the facts herein deposed to.

2. **The total consideration for this transaction is allocated as follows:**

(a) Monies paid or to be paid in cash	950,000.00
(b) Mortgages (i) assumed (show principal and interest to be credited against purchase price)	0.00
(ii) Given Back to Vendor	0.00
(c) Property transferred in exchange (detail below)	0.00
(d) Fair market value of the land(s)	0.00
(e) Liens, legacies, annuities and maintenance charges to which transfer is subject	0.00
(f) Other valuable consideration subject to land transfer tax (detail below)	0.00
(g) Value of land, building, fixtures and goodwill subject to land transfer tax (total of (a) to (f))	950,000.00
(h) VALUE OF ALL CHATTELS - items of tangible personal property	0.00
(i) Other considerations for transaction not included in (g) or (h) above	0.00
(j) Total consideration	950,000.00

PROPERTY Information Record

A. Nature of Instrument: Transfer

LRO 51 Registration No. Date:

B. Property(s): PIN 58091 - 0288 Address BARRIE Assessment Roll No -

PIN 58091 - 1689 Address BARRIE Assessment Roll No -

C. Address for Service: 345 Horner Avenue
Suite 100
Toronto, ON M8W 1Z6

D. (i) Last Conveyance(s): PIN 58091 - 0288 Registration No.

PIN 58091 - 1689 Registration No.

(ii) Legal Description for Property Conveyed : Same as in last conveyance? Yes [✓] No [ ] Not known [ ]